                         HOUSE OF BRUSSELS HOLDINGS LTD.

                        CONSOLIDATED FINANCIAL STATEMENTS

                             APRIL 30, 2002 AND 2001

                                AUDITORS'  REPORT
                                -----------------



To the Director of
House of Brussels Holdings Ltd.


We have audited the consolidated balance sheets of House of Brussels Holdings Ltd. as at April 30, 2002 and 2001 and the consolidated statements of loss and deficit and cash flows for each of the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at April 30, 2002 and 2001 and the results of its operations and cash flows for the years then ended in accordance with United States generally accepted accounting principles.



                                                    /s/ Collins Barrow

                                                   CHARTERED ACCOUNTANTS
Vancouver, Canada
May 31, 2002

                     COMMENTS BY AUDITORS FOR UNITED STATES
              READERS ON CANADA-UNITED STATES REPORTING DIFFERENCE
              ----------------------------------------------------





In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the company's ability to continue as a going concern, such as those described in note 1 to the consolidated financial statements. Our report to the directors dated May 31, 2002 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.



                                                    /s/ Collins Barrow

                                                   CHARTERED ACCOUNTANTS
Vancouver, Canada
May 31, 2002

                         HOUSE OF BRUSSELS HOLDINGS LTD.
                         -------------------------------
                (Incorporated under the laws of British Columbia)
                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------
                             APRIL 30, 2002 AND 2001
                             -----------------------


                                      ASSETS               2002           2001
                                      ------               ----           ----
Current assets
  Cash                                               $    13,245    $   165,803
  Accounts receivable                                    292,124        323,478
  Inventory and packaging supplies                       599,614        783,553
  Prepaid expenses                                        50,254         58,927
                                                     ------------   ------------

                                                         955,237      1,331,761

Due from related company                                     ---         12,097

Capital assets (note 3)                                1,070,890      1,311,404

Other assets                                               2,066          2,066
                                                     ------------   ------------

                                                     $ 2,028,193    $ 2,657,328
                                                     ============   ============


                                    LIABILITIES
                                    -----------
Current liabilities
  Accounts payable and accrued liabilities           $   988,274    $   447,390
  Loans payable (note 4)                                 426,029            ---
  Due to related companies (note 5)                      113,315            ---
  Due to director (note 6)                               150,000            ---
  Current portion of obligations under
   capital leases                                        159,296        136,220
                                                     ------------   ------------

                                                       1,836,914        583,610

Obligations under capital leases (note 7)                 21,917        180,342
                                                     ------------   ------------

                                                       1,858,831        763,952
                                                     ------------   ------------

                               SHAREHOLDERS' EQUITY
                               --------------------

Share capital (note 8)                                 4,869,480      4,869,480

Contributed surplus (note 9)                             351,760        111,760

Deficit                                               (5,051,878)    (3,087,864)
                                                     ------------   ------------

                                                         169,362      1,893,376
                                                     ------------   ------------

                                                     $ 2,028,193    $ 2,657,328
                                                     ============   ============
Commitments and contingencies (notes 11(e) and (f))


Approved by the Director

/s/ L. Evan Baergen     , Director
------------------------

        See accompanying notes to the consolidated financial statements.


                         HOUSE OF BRUSSELS HOLDINGS LTD.
                         -------------------------------
                   CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT
                   -------------------------------------------
                   FOR THE YEARS ENDED APRIL 30, 2002 AND 2001
                   -------------------------------------------



                                                  2002          2001
                                              ------------  ------------
Sales                                         $ 3,558,706   $ 3,866,190

Cost of goods sold                              2,419,160     2,309,620
                                              ------------  ------------

Gross margin                                    1,139,546     1,556,570
                                              ------------  ------------

Selling, general and administrative expenses
  Advertising and promotion                       229,796       207,184
  Amortization                                    133,504       106,140
  Automobile                                       48,266        41,542
  Bad debts                                       102,196        19,235
  Interest                                         48,156       101,799
  Office and sundry                               258,593       304,777
  Rent                                            716,131       561,161
  Salaries and benefits                         1,396,374     1,232,986
  Write-off of capital assets                     170,544           ---
                                              ------------  ------------

                                                3,103,560     2,574,824
                                              ------------  ------------

Net loss for the year                          (1,964,014)   (1,018,254)

Deficit, beginning of the year                 (3,087,864)   (2,069,610)
                                              ------------  ------------

Deficit, end of the year                      $(5,051,878)  $(3,087,864)
                                              ============  ============


        See accompanying notes to the consolidated financial statements.


                         HOUSE OF BRUSSELS HOLDINGS LTD.
                         -------------------------------
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------
                   FOR THE YEARS ENDED APRIL 30, 2002 AND 2001
                   -------------------------------------------



                                                      2002          2001
                                                  ------------  ------------
Cash flows from (used in) operations
  Net loss for the year                           $(1,964,014)  $(1,018,254)
  Items not involving cash
    Amortization                                      251,431       246,052
    Rent equivalent (note 9)                          240,000           ---
    Write-off of capital assets                       170,544           ---
                                                  ------------  ------------

                                                   (1,302,039)     (772,202)
  Changes in non-cash working capital
    Decrease (increase) in accounts receivable         31,354      (122,422)
    Decrease in inventory and packing supplies        183,939       100,786
    Decrease (increase) in prepaid expenses             8,673       (16,739)
    Increase in accounts payable and accrued
     liabilities                                      540,884       233,676
                                                  ------------  ------------

                                                     (537,189)     (576,901)
                                                  ------------  ------------

Cash flows from (used in) investing activities
  Repayment of advances by related company             12,097        18,286
  Purchase of capital assets                         (181,461)     (278,535)
                                                  ------------  ------------

                                                     (169,364)     (260,249)
                                                  ------------  ------------

Cash flows from (used in) financing activities
  Proceeds of loans                                   426,029           ---
  Advances from related companies, net                113,315           ---
  Advances from director                              150,000           ---
  Repayment of capital lease obligations             (135,349)     (128,441)
  Issuance of shares                                      ---     1,497,650
                                                  ------------  ------------

                                                      553,995     1,369,209
                                                  ------------  ------------

Increase (decrease) in cash during the year          (152,558)      532,059

Cash (bank indebtedness), beginning of the year       165,803      (366,256)
                                                  ------------  ------------

Cash, end of the year                             $    13,245   $   165,803
                                                  ============  ============


        See accompanying notes to the consolidated financial statements.

                         HOUSE OF BRUSSELS HOLDINGS LTD.
                         -------------------------------
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------
                             APRIL 30, 2002 AND 2001
                             -----------------------


1.     Nature  of  business  and  continued  operations

The company is a manufacturer and distributor of high-quality chocolates which are distributed and sold primarily throughout Canada.

The consolidated financial statements have been prepared on the basis that the company will be able to continue in operations and realize its assets and settle its debts in the ordinary course of its operations. However, the company has suffered large recurring losses from operations, has a significant working capital deficiency and is not paying its debts in a timely manner. These conditions raise substantial doubt about the company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result should the company be unable to continue as a going concern.

See note 12(a) regarding the change of ownership of the company subsequent to the year end.

2.     Significant  accounting  policies

     a)   Basis  of  presentation

     The consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles in Canadian currency.

     b)   Basis  of  consolidation

     The consolidated financial statements include the accounts of the company and the following wholly-owned direct and indirect subsidiaries:

               Brussels  Chocolates  Ltd.
               Confect  Distributors  Ltd.
               Contours  Realty  Centres  Inc.

     c)   Revenue  recognition

     Revenue  is  recognized  upon  delivery  of  product.

     d)   Inventory  and  packaging  supplies

     Inventory and packaging supplies are valued at the lower of cost on a first in first out basis, or net realizable value.

     e)   Capital  assets

     Leasehold improvements are amortized by the straight-line method over five years.

     Amortization of other capital assets is calculated by the diminishing balance method using the following annual rates:

               Automotive equipment                -     30%
               Computer equipment and software     -     30%
               Furniture and fixtures              -     20%
               Other equipment                     -     20%
               Production equipment and moulds     -     10%

     In the event that facts and circumstances indicate that the carrying value of capital assets may be impaired, an evaluation of recoverability is performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market or discounted cash flow is required.

                         HOUSE OF BRUSSELS HOLDINGS LTD.
                         -------------------------------
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------
                             APRIL 30, 2002 AND 2001
                             -----------------------



2.     Significant  accounting  policies  -  continued

     f)   Future  income  taxes

     The company follows the liability method of accounting for income taxes. Under this method, current income taxes are recognized for the estimated income taxes payable for the current year. Future income tax assets and liabilities are recognized for temporary differences between the tax and accounting bases of assets and liabilities and for unused tax losses. Future income tax assets are recorded in the financial statements only if realization is considered more likely than not.

     g)   Use  of  estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant areas requiring the use of management estimates relate to the valuation of its accounts receivable and inventory and packaging supplies, the accrual of future lease obligations related to vacated premises, and the determination of useful lives of capital assets for purposes of calculating amortization.

3.     Capital  assets

                                                   2002
                                 ----------------------------------------
                                                Accumulated     Net Book
                                     Cost       Amortization      Value
                                 -------------  -------------  ----------

Automotive equipment             $     100,413  $      54,230  $   46,183
Computer equipment and software        190,619        156,092      34,527
Furniture and fixtures                 178,605        127,191      51,414
Leasehold improvements                 637,049        449,303     187,746
Other equipment                        490,904        415,270      75,634
Production equipment and moulds      1,339,498        664,112     675,386
                                 -------------  -------------  ----------

                                 $   2,937,088  $   1,866,198  $1,070,890
                                 =============  =============  ==========

                                                   2001
                                 ----------------------------------------
                                                Accumulated     Net Book
                                     Cost       Amortization      Value
                                 -------------  -------------  ----------

Automotive equipment             $     100,413  $      41,550  $   58,863
Computer equipment and software        189,879        141,612      48,267
Furniture and fixtures                 408,943        322,270      86,673
Leasehold improvements                 839,406        572,259     267,147
Other equipment                        601,890        496,734     105,156
Production equipment and moulds      1,334,367        589,069     745,298
                                 -------------  -------------  ----------

                                 $   3,474,898  $   2,163,494  $1,311,404
                                 =============  =============  ==========

                         HOUSE OF BRUSSELS HOLDINGS LTD.
                         -------------------------------
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------
                             APRIL 30, 2002 AND 2001
                             -----------------------



3.     Capital  assets  -  continued

Included  in automotive equipment are leased assets with a cost of $77,274 (2001
-  $77,274)  and  accumulated  amortization  of  $39,165  (2001  -  $22,832).

Included in computer equipment and software are leased assets with a cost of $34,014 (2001 - $34,014) and accumulated amortization of $29,155 (2001 -
$27,072).

Included in production equipment and moulds are leased assets with a cost of $639,895 (2001 - $639,895) and accumulated amortization of $239,048 (2001 -
$194,509).

4.     Loans  payable

The loans payable to Green Fusion Corporation of $275,000 U.S. are non-interest bearing and have no fixed terms of repayment. See note 12(a).

5.     Due  to  related  companies

The advances from companies controlled by shareholders of the company are non-interest bearing and have no fixed terms of repayment.

6.     Due  to  director

The advances from a director are non-interest bearing and have no fixed terms of repayment.

7.     Obligations  under  capital  leases

                                                             2002        2001
                                                          ----------  ----------
Canadian Imperial Bank of Commerce,
interest at 6.75% per annum                               $     ---   $   9,796

Canadian Imperial Bank of Commerce,
interest at 7.00% per annum                                     ---       8,554

Canadian Imperial Bank of Commerce, payable in
monthly instalments of $7,845 including interest
at 8.09% per annum                                           93,518     176,739

Canadian Imperial Bank of Commerce, payable in
monthly instalments of $2,432 including interest
at 8.42% per annum                                           48,049      72,080

Ford Leasing, payable in monthly instalments of
$643, including interest at 7.25% per annum                  15,405      20,658

GMAC Leasco Ltd., payable in monthly instalments
of $427 including interest at 2.40% per annum                24,241      28,735
                                                          ----------  ----------

                                                            181,213     316,562

Less:  Current portion                                     (159,296)   (136,220)
                                                          ----------  ----------

                                                          $  21,917   $ 180,342
                                                          ==========  ==========

                         HOUSE OF BRUSSELS HOLDINGS LTD.
                         -------------------------------
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------
                             APRIL 30, 2002 AND 2001
                             -----------------------


7.     Obligations  under  capital  leases  -  continued

The  future  minimum  lease  payments  are  approximately  as  follows:


Year ending April 30, 2003        $165,029
                      2004          22,619
                                  ---------

Total minimum lease payments       187,648

Less:  Imputed interest             (6,435)
                                  ---------

                                  $181,213
                                  =========


8.     Share  capital
                                                    2002             2001
                                                    ----             ----
  Authorized
    100,000 common shares without par value
  Issued
    14,500 common shares                         $4,869,480       $4,869,480
                                                 ============     ============

During 2001, 8,558 common shares were issued for cash consideration of $175 per share.

9.     Contributed  surplus

The contributed surplus arose on the repurchase by the company of certain shares at an amount which was $104,130 less than the paid-up capital of those shares in 1991, on a forgiveness of debt by a related company during 1996 of $7,630, and on a company controlled by shareholders of the company not charging rent estimated to be valued at $240,000 during the year ended April 30, 2002.

10.     Income  taxes

Significant components of the company's future income tax assets and liabilities are as follows:

                                                            2002          2001
                                                            ----          ----

Tax value of capital assets in excess of book value     $  245,000    $  58,000
Book value of obligations under capital leases in
  excess of tax value                                       80,000      140,000
Net operating loss carryforwards                         1,045,000      646,000
                                                        -----------   ----------

                                                         1,370,000      844,000
Valuation allowance                                     (1,370,000)    (844,000)
                                                        -----------   ----------

                                                        $      ---    $     ---
                                                        ===========   ==========

The company has determined that realization is not more likely than not and, therefore, a valuation allowance against the future income tax assets has been recorded.

                         HOUSE OF BRUSSELS HOLDINGS LTD.
                         -------------------------------
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------
                             APRIL 30, 2002 AND 2001
                             -----------------------


10.     Income  taxes  -  continued

At April 30, 2002, the company has approximately $2,350,000 of loss carryforwards which may be available to reduce taxable income in future years. The availability of the loss carryforwards depends upon the company meeting certain requirements under the Income Tax Act (Canada) at the time of utilization.

These  losses  expire  as  follows:

                   2007     $  213,000
                   2008        884,000
                   2009      1,253,000
                            ----------

                            $2,350,000
                            ==========

11.     Other  information

     a)   Financial  instruments

     The company's financial instruments consist of cash, accounts receivable, due from related company, accounts payable, loans payable, due to related companies, due to director, and obligations under capital leases. Unless otherwise noted, it is management's opinion that the company is not exposed to significant interest, currency or credit risks arising from these financial instruments and that the fair values of these financial instruments approximate their carrying values. The company is exposed to currency risk as the loans payable are denominated in United States currency. Due to the uncertainty over the timing and the amount of repayment, the fair value of the loans payable, and advances from related companies and director are not able to be estimated.

     Financial instruments that potentially subject the company to a concentration of credit risk principally consist of accounts receivable. The company provides credit in the form of accounts receivable to its customers. The company also performs ongoing credit evaluations of its customers' financial condition, and generally does not require collateral to support customer receivables. An allowance for doubtful accounts is maintained for potential credit losses.

     b)     Related  party  transactions

     In addition to the transactions described elsewhere, for the year ended April 30, 2001 rent of $246,688 was paid to a company controlled by shareholders of the company. The related company waived rent during the year ended April 30, 2002 (see note 9).

     The transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to between the parties.

     c)     Cost  of  goods  sold

     Cost of goods sold includes rent of $200,000 for the year ended April 30, 2002 and $199,820 for the year ended April 30, 2001.

     d)     Consolidated  statements  of  cash  flows

     The consolidated statements of cash flows include interest paid of $48,051 for the year ended April 30, 2002 and $101,799 for the year ended April 30, 2001.

     e)     Commitments

     Under the terms of various premises leases, the company is committed to paying the following annual rent payments over the next five years.

                         2003          $  506,900
                         2004             561,842
                         2005             437,670
                         2006             409,346
                         2007             296,981
                                       ----------

                                       $2,212,739
                                       ==========

     Furthermore, the company is required to pay certain operating costs, and a percentage of annual sales in excess of minimum rent.

     f)     Contingent  liabilities

     During the year, the company ceased making payments on three retail premises leases after vacating the premises. Under the terms of the leases, the company is obligated to pay aggregate future rent of approximately $395,000 plus operating costs. Management has estimated that the future costs that will be incurred with respect to these leases will aggregate approximately $90,000. Accordingly, a provision for future lease costs in the amount of $90,000 has been accrued and is included in accounts payable and accrued liabilities. The aggregate ultimate cost of future rent for the vacated premises may exceed the amount accrued.

12.     Subsequent  events

a) Effective May 1, 2002 the shareholders of House of Brussels Holdings Ltd. sold their shares in the company to Green Fusion Corporation ("GFC") in exchange for an aggregate of 30,000,000 shares of GFC. GFC is a public company traded on the NASD OTC Bulletin Board. GFC hopes to raise financing through the issuance of debt or equity securities to enable it to fund the ongoing operations of the company and itself. There is no assurance that GFC will be able to attract investors to purchase its securities.

b) In May 2002 the company entered into a Memorandum of Agreement to sell three of its remaining stores and a Licensing Agreement for $200,000 payable over eight months. The Licensing Agreement will, amongst other provisions, give the purchaser the right of first refusal to open additional House of Brussels Chocolates retail stores in British Columbia. Under the terms of the Memorandum of Agreement, the company is required to draft a Retail Store Purchase Agreement and a Licensing Agreement which must be agreed to by the purchaser.